UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2018

Financial Institutions, Inc.

(Exact name of Registrant as Specified in Its Charter)

New York	0-26481	16-0816610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 Liberty Street Warsaw, New York		14569
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (585) 786-1100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Officer

As previously announced on April 30, 2018, Kevin B. Klotzbach notified Financial Institutions, Inc. (the “Company”) on April 24, 2018, that he will retire from his position as Executive Vice President and Chief Financial Officer effective March 31, 2019.  Mr. Klotzbach will continue to support the Company through December 31, 2019, to ensure a successful transition.

(c) Appointment of Officer

As of October 29, 2018, Justin K. Bigham is joining the Company in the role of Executive Vice President and Deputy Chief Financial Officer.  Effective March 31, 2019, following Mr. Klotzbach stepping down as Chief Financial Officer, Mr. Bigham will assume the role of Chief Financial Officer.

Mr. Bigham, 45, most recently served as Director of Financial Planning & Analysis and Treasury at HealthNow New York since 2017.  Prior to that, he was with First Niagara Financial Group where he served as Senior Vice President, Head of Consumer Product Management from 2014 through 2016 and as Senior Vice President, Head of Financial Planning & Analysis from 2010 through 2014.  Prior to working at First Niagara Financial Group, Mr. Bigham was with M&T Bank from 2003 through 2010, where he held numerous positions of increasing responsibility within the Finance Division.

Mr. Bigham has no family relationships with any of our directors or executive officers. There are no related party transactions between the Company and Mr. Bigham.

(e) Compensatory Plan

As Executive Vice President and Deputy Chief Financial Officer, Mr. Bigham will be entitled to an annual base salary of $280,000.  He will also be eligible to participate in the 2018 Annual Cash Incentive Plan, beginning on October 29, 2018.  Mr. Bigham’s annual target award opportunity under the 2018 Annual Cash Incentive Plan is equal to 30% of his base salary, or $84,000.  The amount he receives will be based on his wages earned during the 2018 calendar year, and will also depend on the Company’s financial performance.  Mr. Bigham will also receive a signing bonus of $50,000.

Mr. Bigham will also receive a sign-on restricted stock units award equal to 2,000 shares of the Company’s common stock.  The restricted stock units award will be subject to 3-year cliff vesting from the date of the award.

On October 24, 2018, the Company issued a press release announcing Mr. Bigham’s appointment as Executive Vice President and Deputy Chief Financial Officer.  A copy of this press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description	Location
99.1	Press Release issued by Financial Institutions, Inc. on October 24, 2018	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Financial Institutions, Inc.

Date: October 24, 2018	By:	/s/ William L. Kreienberg
Executive Vice President, Chief Corporate Development
Officer and General Counsel